UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2004

CELERITEK, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-23576	77-0057484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3236 Scott Boulevard
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)

(408) 986-5060
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On July 8, 2004, Celeritek, Inc. (“Celeritek”) entered into an Asset Purchase Agreement with Teledyne Wireless, Inc., a Delaware corporation (“Teledyne”), pursuant to which Celeritek agreed to sell all of its tangible and intangible assets relating to its defense electronics (subsystems) division to Teledyne (the “Transaction”). On October 22, 2004, after approval by the shareholders at Celeritek’s annual meeting, Celeritek and Teledyne completed the Transaction. In exchange for the transfer of the defense electronics (subsystems) assets, Teledyne paid Celeritek $33.0 million in cash (which is subject to a working capital adjustment). Other than with respect to the Transaction, there is no material relationship between Teledyne and Celeritek or any of Celeritek’s affiliates.

     On October 22, 2004, Celeritek and Teledyne issued a joint press release to announce the closing of the Transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

     In connection with the Transaction, on October 22, 2004, two of Celeritek’s executive officers, Richard G. Finney, Vice President, Subsystems Division and Gary J. Policky, Vice President, Engineering and Chief Technical Officer, resigned. Messrs. Finney and Policky have accepted employment with Teledyne.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

To be filed by amendment within 71 days of the filing hereof.

(c)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of July 8, 2004 by and between Teledyne Wireless, Inc. and Celeritek, Inc.*

99.1	Press Release dated October 22, 2004

*	Previously filed on Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on July 9, 2004 (0-23576).

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERITEK, INC.
By:	/s/ Margaret E. Smith
Margaret E. Smith
Vice President, Finance and Chief Financial Officer

Date: October 28, 2004

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of July 8, 2004 by and between Teledyne Wireless, Inc. and Celeritek, Inc.*

99.1	Press Release dated October 22, 2004

*	Previously filed on Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on July 9, 2004 (0-23576).

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